Exhibit No. 4
Beck & Co.
Form 10-SB, Amend. No. 2
File No. 0-26607

                       Employment Agreement

  THIS  EMPLOYMENT AGREEMENT ("Agreement") is made effective this
15  day  of  April   1998, by and between Beck  &  Co.  a  Nevada
corporation   ("Employer"),  and  Larry   Beck,   an   individual
("Employee").

                             Premises

  WHEREAS, Employer desires to secure the services of the Employee pursuant to the terms and conditions of an employment agreement; and

  WHEREAS, the Employee has the requisite skills and experience in the jewelry industry, and desires to enter into a written agreement with employer to serve i) on the board of directors for Employer ii) as president, secretary and treasurer of Employer;

                            Agreement

  NOW THEREFORE, with the above provisions incorporated herein by this reference, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, the parties hereto mutually agree as follows:

1.      Employment.   The Employer employs the Employee  and  the
Employee accepts employment as Employee of Employer upon the terms and conditions set forth in this Agreement.

2. Term. The term of this Agreement shall commence April 15, 1998, and shall continue for an initial term of three (3) years. This Agreement may be renewed at the end of the term for an additional term upon the written agreement of the parties. This Agreement is also subject to modification at such time as the Employer reaches revenues of $20,000,000 for the prior 12 months. If there is no written agreement for additional term then the employment will continue on a month to month basis subject to termination by either party upon thirty (30) days written notice to the other party.

3.      Compensation.   Employee shall receive a  salary  payable
monthly based on the following schedule:

Prior 12 months Revenues           Monthly Salary
$0 - $500,000                   $3,000 per month
$501,000 - $1,000,000              $5,000 per month
$1,001,000 - $5,000,000            $7,000 per month
$5,001,000 - $10,000,000           $10,000 per month
$10,001,000 - $20,000,000            $15,000 per month

Employer agrees to compensate the Employee initially, with 1,000,000 restricted shares of employer's common stock ("Compensation Shares") which shall include salary expense and reimbursement of other expenses as identified in item (9) for the first 14.5 months of Employee's services. After such time, Employee's salary expense shall accrue until the Company has net income of $50,000 for the prior 12 months. Fifty percent of the net income from Employer's operations before tax shall go towards paying down the accrued salary liability.

4.     Securities Compliance   Employee understands that Employer
will   not  register  the  Compensation  Shares       under   the
Securities Act of 1933, as amended ("Securities Act") or any state securities law, but will instead issue the Compensation Shares in reliance upon exemptions from the registration and prospectus delivery requirements for transactions not involving a public offering under section 4(2). The Compensation shares will therefore be "restricted securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act ("Rule 144"). Employee represents that he is fully aware of the limitations on the resale of restricted securities set forth in Rule 144. Employee acknowledges that if Rule 144 is available, Employee may make only routine sales of the Compensation Shares and in limited amounts, in accordance with Rule 144. If Rule 144 is not available, Employer may refuse to transfer the Compensation Shares unless Employee or Employee's transferee furnishes Employer with either: i) a "no action" letter from the Securities and Exchange Commission; ii) an opinion of counsel that the transfer is proper; or iii) establishes, to Employer's satisfaction, than an exemption from registration is available. Employer's registrar and transfer agent will maintain a stop transfer order against the Compensation Shares. Until Employee can present to Employer that the Compensation Shares have no restriction on resale, all certificates representing the
Compensation Shares, and any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Employee has read and understands:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS  AMENDED
("THE  SECURITIES ACT"), AND ARE "RESTRICTED  SECURITIES"
WITHIN  THE  MEANING  OF RULE 144 PROMULGATED  UNDER  THE
SECURITIES ACT.  THE SHARES MAY NOT BE OFFERED FOR  SALE,
SOLD  OR  OTHERWISE  TRANSFERRED EXCEPT  PURSUANT  TO  AN
EXEMPTION  FROM  REGISTRATION UNDER THE  SECURITIES  ACT,
THE  AVAILABILITY  OF WHICH IS TO BE ESTABLISHED  TO  THE
SATISFACTION OF EMPLOYER."

5. Duties/Limitations. During the term of this Agreement, Employee shall initially serve i) on the board of directors for Employer ii) as president, secretary and treasurer of Employer. Employee shall be responsible for providing a minimum of 20 hours per week of service to Employer. Employee shall be responsible for developing relationships with suppliers and customers; for negotiating purchases of inventory; overseeing the development of an operational Web Site allowing for purchase of jewelry product over the Internet; marketing such Web Site; consulting with customers  and  generating  sales; full-filling  product  orders;
managing the company finances including purchases, sales, payroll, accounts payable, accounts receivable, bank reconciliation, inventory management; overseeing the preparation of financial statements and SEC filings; filing of company taxes in a timely fashion, including sales, income, payroll, franchise and other necessary taxes; hiring employees; overseeing purchase of office supplies and materials necessary for operation of the Company's business; developing financing arrangements with vendors, banks and investors as necessary; performing any other tasks or obligations normally associated with Employee's position within industry standards.

6. Extent of Services/Conduct. The Employee may perform services for other organizations and volunteer for charitable organizations. The Employee pledges his careful avoidance of all personal acts, habits, usages, and statements which might injure, in any way, directly or indirectly, affect the personal or business reputation of the Employer.

8. Non-Disclosure of Information. In further consideration of employment and the continuation of employment by Employer, Employee will not, directly or indirectly, during or after the term of employment disclose to any person not authorized by Employer to receive or use such information, except, for the sole benefit of Employer, any of Employer's confidential or proprietary data, information, or techniques, or give to any person not authorized by Employer to receive it any information that is not generally known to anyone other than Employer or that is designated by Employer as "Limited," "Private," or "Confidential," or similarly designated.

9. Expenses. The Employee may incur reasonable expenses for promoting the Employer's business, including reasonable expenses for office space, entertainment, travel, and similar items. The Employer will reimburse the Employee for all such pre-approved expenses upon the Employee's periodic presentation of an itemized account of such expenditures. For the first 14.5 months of Employee's Employment, reimbursement for the company use of office space provided by Employee shall be included in the issuance of the one million shares described in item (3).

10. Disability. If the Employee is unable to perform his services by reason of illness or incapacity, the base salary payable to him under Paragraph 3 of this Agreement shall continue only in accordance with decisions unilaterally reached by the Board of Directors or pursuant to any written policy of the company.

11. Fringe Benefits. In addition to the compensation to the Employee under Paragraph 3, the Employee shall be entitled to, during the term this Agreement, participate in any benefit plans adopted by the Employer, including, without limitation, health, retirement, disability, and life insurance benefit plans, but only to the extent that the Employee has satisfied the eligibility requirements of the respective plans and the benefits are offered to all other employees of Employer.

12. Termination for Cause. The Employer may terminate this Agreement for cause at any time. For purposes of this Agreement, the term "cause" includes, without limitation, the Employee's (a) neglect or intentional disregard of duties, (b) unauthorized disclosure of confidences of the Employer, (c) conviction of felony or any crime involving moral turpitude by a court of competent jurisdiction, (d) willful misconduct, (e) excessive use of alcohol on repeated occasions or addiction to narcotics, (f) breach of this Agreement, or (g) dishonesty.

13. Termination Upon Sale of Business. Employer may terminate this Agreement upon thirty (30) days written notice to the Employee upon the happening of any of the following events:

a) The sale, by the Employer, of substantially all of its assets to a single purchaser or group of associated purchasers;

b) The sale, exchange, or other disposition to a single entity or group of entities under common control in one transaction or series of related transactions of greater than fifty percent (50%) of the outstanding shares of the Employer's common stock;

c) A decision by Employer to terminate its business and liquidate its assets; or

d)      The  merger  or  consolidation  of  the  Employer  in   a
transaction in which the shareholders of the Employer receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

14. Death During Employment. If the Employee dies during the term of this Agreement, then the Employer shall pay to the designated beneficiary of the Employee the compensation which would otherwise be payable to the Employee up to the end of the month in which such death occurs and this Agreement shall be terminated. If no beneficiary designation has been made by the Employee, then the compensation due hereunder shall be paid to the Employee's estate.

15. Survival. The provisions of this Agreement shall survive the termination of this Agreement.

16.  Miscellaneous.

a) The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This
Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

b) No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

c) The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah and any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, Utah. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Beck & Co.                      Employee

Larry Beck                      Larry Beck